UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 9, 2014
Date of Report (Date of earliest event reported)

il2m INTERNATIONAL CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-176587	27-3492854
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3500 West Olive Avenue Suite 810 Burbank, California	91505
(Address of principal executive offices)	(Zip Code)

(818) 953-7585
Registrant’s telephone number, including area code

Dynamic Nutra Enterprises Holdings Inc.
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.03 AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGES IN FISCAL YEAR

Effective November 15, 2013, Board of Directors of Dynamic Nutra Enterprises Holdings Inc., now known as il2m International Corp., a Nevada corporation (the “Company”) and the majority shareholders of the Company, approved an amendment to the articles of incorporation of the Company to change the name of the Company to "il2m International Corp." (the “Amendment”). The Amendment was filed with the Secretary of State of Nevada on November 26, 2013 changing the name of the Company to "il2m International Corp." (the "Name Change").

On December 2, 2013, the Company filed a definitive information statement under Section 14(c) with the Securities and Exchange Commission (the "Definitive Information Statement"), which was mailed to its shareholders providing notice of the Amendment and Name Change. The shareholders holding a majority of the total issued and outstanding common stock of the Company approved the Amendment and the Name Change.

The Name Change was effected to better reflect the future business operations of the Company.

SECTION 7. REGULATION FD

ITEM 7.01 REGULATION FD DISCLOSURE

Reverse Stock Split

On November 15, 2013, the Board of Directors of the Company authorized and approved a reverse stock split of one for ten (1:10) of the Company's total issued and outstanding shares of common stock (the “Stock Split”). The Board of Directors considered further factors regarding approval of the Stock Split including, but not limited to: (i) current trading price of the Corporation’s shares of common stock on the OTC QB Market and potential to increase the marketability and liquidity of the Corporation’s common stock; (ii) possible reluctance of brokerage firms and institutional investors to recommend lower-priced stocks to their clients or to hold in their own portfolios; (iii) desire to meet future requirements of per-share price and net tangible assets and shareholders’ equity relating to admission for trading on other markets; and (iv) posturing the Corporation and its structure in favorable position in order to effectively negotiate with potential acquisition candidates.

The Corporation filed the Definitive Information Statement, which was mailed to its shareholders providing notice of the Stock Split. The shareholders holding a majority of the total issued and outstanding common stock of the Corporation approved the Stock Split.

The Stock Split was effectuated on January 9, 2014 based upon filing the appropriate documentation with FINRA. The Stock Split decreased the Company's total issued and outstanding shares of common stock from approximately 7,040,000 shares to 704,000 shares of common stock. The common stock will continue to be $0.0001 par value. The trading symbol of the Company will have a "D" placed on the ticker symbol for twenty business days from the effective date of January 9, 2014 of the Stock Split and remain "DYNHD"). After twenty business days has passed, the Company's trading symbol will change to "ILIM". The new cusip number for the Company is 45173T 102.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

3.1  Amendment to Articles of Incorporation filed with the Nevada Secretary of State November 26, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAMIC NUTRA ENTERPRISES HOLDINGS INC.

DATE: January 13, 2014	/s/ Sarkis Tsaoussian
Sarkis Tsaoussian
President/Chief Executive Officer

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